UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 2, 2006

Novavax, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26770	22-2816046
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

508 Lapp Road, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	484-913-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 6, 2006, Novavax, Inc. announced that Dr. Thomas Monath was elected to the Company’s Board of Directors, effective September 2, 2006. Dr. Monath will serve as a Class III director until the 2007 annual meeting of stockholders or until his successor is elected and qualified or until his earlier resignation or removal, and will serve on the Compensation Committee as well as the Nominating and Corporate Governance Committee of the Board of Directors.

Pursuant to that certain Securities Purchase Agreement (as amended), dated as of February 27, 2006, by and among the Company, KPCB Holdings, Inc. ("KPCB") and Prospect Venture Partners III, L.P., Novavax agreed among other things to nominate to its Board of Directors an individual specified by KPCB and reasonably acceptable to the Board of Directors of the Company. KPCB subsequently submitted Dr. Monath for nomination, the Company’s Nominating and Corporate Governance Committee recommended to the Board that it approve such nomination, and the Board of Directors elected Dr. Monath as a Class III director. Dr. Monath is not a party to any transaction or series of transactions to which the Company or any of its subsidiaries was or is to be a party.

The press release announcing Dr. Monath’s election is included herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated September 6, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

September 7, 2006	By:	Rahul Singhvi

Name: Rahul Singhvi
Title: President & CEO

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated September 6, 2006.